June 13, 1997



New York Life Insurance Company
51 Madison Avenue
New York, New York 10010-1603
Attention:     Senior Vice President,
          Mortgage Finance Department

     RE: Agreement of Purchase and Sale and Escrow Instructions (the "Purchase Agreement") made as of May 21, 1997 by and between Arden Realty Limited Partnership, a Maryland limited partnership ("Buyer") and New York Life Insurance Company, a New York mutual insurance company ("Seller")

Gentlemen/Ladies:

     Reference is made to the Purchase Agreement for the meaning of each capitalized term used, but not otherwise defined, herein.
Buyer hereby certifies to Seller as follows:

     1. Buyer hereby certifies that it has reviewed the physical condition of the Property pursuant to Section 3.3.1. of the Agreement and hereby approves the physical condition of the Property; provided, however, that such approval by Buyer shall not be deemed to effect the condition to Buyer's obligations under the Agreement set forth in Section 3.3.1(f).

     2. Buyer hereby certifies that it has reviewed each exception or other matter in the PTR and/or the Survey pursuant to Section 3.3.2 of the Agreement and hereby approves each exception or other matter in the PTR and/or the Survey.

     3. Buyer hereby certifies that it has reviewed all of the Seller Delivery Items and all other maters relating to the Property or otherwise related to the transaction described in this Agreement pursuant to Section 3.3.3. of the Agreement and hereby approves all of the Seller Delivery Items and all other matters relating to the Property or otherwise related to the transaction described in this Agreement.

     4. Buyer has reviewed the tenant estoppel statements provided by the tenants listed on Exhibits A to this letter. Arden hereby approves such tenant estoppel statements for all purposes under the Purchase Agreement provided only that each tenant deliver to Arden a letter in the form attached hereto as Exhibit B on or before the close of Escrow (as defined in the Purchase Agreement).

     5. Contingency Termination Date has occurred, the Contingency Period has terminated, and the Purchase Agreement has not been terminated by Buyer and remains in full force and effect in accordance with its terms. The conditions to Buyer's obligations under the Agreement set forth in Section 3.3.1 (other than the condition to Buyer's obligations under the Agreement set forth in Section 3.3.1(f), Section 3.3.2. and Section 3.3.3 have been satisfied or waived by Buyer. The condition to Buyer's obligations under the Agreement set forth in Section 3.3.4 has been satisfied to the extent, and only to the extent, set forth in Paragraph 4 of this letter.

                         Very Truly Yours,

                         ARDEN REALTY LIMITED PARTNERSHIP, a
                         Maryland limited partnership

                         By:  Arden Realty, Inc., General Partner

                              By:  /s/ Victor J. Coleman
                                     Its: President and COO